EXHIBIT 16.1

Telephone (770) 955-8600 Fax (770) 980-1489 www.mjcpa.com
Mailing address: P.O. Box 724888 Atlanta, Georgia 31139-1888

June 8, 2004

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Capitol City Bancshares Inc.’s statements included under Item 4 of its Form 8-K/A for May 18, 2004, and we agree with such statements concerning our Firm.

/s/ Mauldin & Jenkins, LLC

Mauldin & Jenkins, LLC